                                 June 30, 1999

VIA CERTIFIED MAIL -
RETURN RECEIPT REQUESTED

Dave Workman
Ultimate Electronics
d/b/a/ Soundtrack
321-A West 84th Avenue
Thornton, CO  80221

     RE:     ACCOUNT # 104509 - RENEWAL


Dear Dave:

I am pleased to extend this renewal offer to you in accordance with Paragraph V(A) of the current Dealer Agreement between your company and Mitsubishi Digital Electronics America, Inc., ("MDEA").

Accordingly, unless we receive a notice to the contrary from you, this letter serves to notify you and your company that the Dealer Agreement between our two companies is hereby extended for an additional year, effective July 1, 1999 through June 30, 2000.

Please accept our best wishes for the upcoming year. We look forward to a continued, mutually beneficial relationship.


                                  Sincerely,

                                  MITSUBISHI DIGITAL ELECTRONICS AMERICA, INC.

                                  /s/ Max Wasinger

                                  Max Wasinger
                                  Vice President - National Sales



cc:   McClung

MW/rbs

                                DEALER AGREEMENT


      THIS AGREEMENT is made and entered into as of the 27th day of February, 1996 by and between Mitsubishi Electronics America, Inc., a Delaware corporation, acting by and through its Consumer Electronics Group, with its principal office at 6100 Atlantic Blvd., Norcross, Georgia 30071-1305 ("MELA"), and Ultimate Electronics, a corporation with its principal office at 321-A West 84th Avenue, Thornton, Colorado 80221 ("Dealer").

                                  WITNESSETH:

      WHEREAS, MELA distributes consumer electronic products and accessories therefor; and

      WHEREAS, Dealer desires to sell some of the aforesaid products at retail at specified locations; and

      WHEREAS, Dealer recognizes and acknowledges the importance to MELA and its trademarks and trade names of selling such products only through authorized dealers which have or acquire specialized skills in promoting and selling such products and are otherwise able to fully carry out the obligations of a dealer for such products as hereinafter set forth and only at authorized retail locations which are fully owned and controlled by Dealer and maintained and staffed in accordance with the requirements of this Agreement.

      NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I.    DEFINITIONS.

      (A) "Products" means only consumer electronic goods bearing the trademark MITSUBISHI and/or such other trademarks as are owned or used by MELA. MELA shall have no obligation to sell all the Products to Dealer. MELA may select, within MELA's sole discretion, certain Products to be sold only by certain dealers, which may or may not include Dealer.

      (B) "Retail Locations" mean Dealer's retail stores which are fully owned and controlled by Dealer and located under the store name(s) at the address(es) set forth in the Schedule of Retail Locations attached hereto as Exhibit A and as such Schedule may be amended by MELA from time to time upon notice to Dealer, either upon approval by MELA of Dealer' s notice of its desire for such change pursuant to Section II hereof or upon MELA's determination that Dealer has failed to fulfill its obligations under this Agreement with respect to any Retail Location.

II.   APPOINTMENT OF DEALER.

      MELA hereby appoints Dealer and Dealer accepts appointment, on a non-exclusive basis, to promote the retail sale of and sell the Products it is offered by and purchases from MELA only at the Retail Locations and otherwise in accordance with the applicable provisions of this Agreement. Such appointment shall not constitute a grant of any specific territory or geographical area. Dealer shall give MELA at least three (3) months notice should it desire MELA to add any additional Retail Location and reasonable notice should it desire to discontinue any Retail Location.

III.  DEALER'S OBLIGATIONS.

      (A) Dealer shall have the following obligations under this Agreement:

          (1) Dealer shall use its best efforts to promote and sell the products at retail and to maintain and promote the goodwill of MELA.

          (2) Dealer shall display and sell the Products only from the Retail Locations and only to bona fide retail customers.

          (3) Dealer shall comply with all applicable present and future federal, state, county and local laws, ordinances and regulations in connection with its promotion and sale of the Products.

          (4) Dealer shall maintain the Retail Locations in an attractive, clean, orderly and sanitary condition and maintain all of the fixtures and furnishings therein in good condition and repair.

          (5) Dealer shall display and demonstrate the Products in an attractive and prominent manner and maintain adequate stocks of and facilities for the Products.

          (6) Dealer shall maintain an adequate sales force to carry out its obligations under this Agreement and train its sales personnel in connection with the demonstration, use and sale of the Products so that such personnel will actively inform, advise and assist retail customers for the Products in manners of Product use, care, application, installation and service.

          (7) Dealer shall maintain current information and records of the identity, location and telephone numbers of authorized local service centers with whom MELA has an agreement covering warranty service of Products. Dealer shall provide such information to retail customers upon request.

          (8) Dealer shall designate an employee to act as Service Liaison to MELA's Service Department and either provide service to retail customers or direct them to authorized service centers in such manner as to eliminate calls by customers to MELA regarding operation, installation and service.

          (9) Dealer shall make prompt payment of all invoices rendered by MELA to Dealer in accordance with the terms thereof. Dealer shall not make any deductions or set-offs of any kind from any payments becoming due to MELA, unless Dealer shall have first received a credit memorandum from MELA authorizing such deduction.

          (10) Dealer shall promptly report to MELA any serious or potentially serious charge, complaint or claim involving any Product or the manner of offering or selling any Product.

          (11) In accordance with applicable federal law pertaining to consumer radiation protection, Dealer shall maintain for at least five (5) years records regarding each Product sold by Dealer identifying the model and serial number, date of sale and name and address of the purchaser. Depending upon separate agreement with MELA's Service Department, Dealer shall either maintain such records at Dealer's place of business or promptly transmit them to MELA at least monthly. Dealer shall promptly transmit to MELA all such records whenever required by law and in the event Dealer discontinues dealing in the Products.

      (B)  The following provisions shall also apply under this Agreement:

           (1) Notwithstanding the foregoing provisions of this Agreement, Dealer may sell products to other authorized dealers who have current dealer agreements with MELA, but only for sale at their authorized retail locations under such agreements. Dealer shall in no event be authorized to sell the Products to any other merchant(s) with the intent or for the purpose of resale.

           (2) In no event shall Dealer be authorized to sell to or through mail orders or mail order catalogs, TV shopping networks and/or on-line services unless Dealer shall have been specifically and expressly authorized for such sales in writing by MELA, within MELA's sole discretion. For purposes of this provision, "mail orders" shall include any sales resulting from advertising published or broadcast beyond the geographical business service areas of Dealer's Retail Locations, regardless of whether "catalogs" are involved.

           (3) To qualify for co-op advertising funds and other promotional allowances which may be offered by MELA, Dealer shall strictly comply with all applicable, written MELA guidelines, policies and procedures as shall be in effect from time to time. Failure to comply with any such guideline, policy and procedure or with any provision of this Agreement may render Dealer ineligible to receive all or any portion of such funds or allowances, as determined by MELA in its discretion. No such funds or allowances shall be earned until and unless the underlying Products are paid for in full.

           (4) Dealer represents and warrants that all of the information Dealer provides to MELA or to any third party in connection with its obligations under this Agreement or the purchase or sale of Products shall be accurate and complete to the best of Dealer's knowledge and shall not be false or misleading.

IV.  DEALER'S MINIMUM PURCHASE.

     (A) Dealer shall order and take delivery of Products for not less than an aggregate of $100,000 per Retail Location, annually. Dealer understands and agrees that failing to achieve this minimum may result in the termination of this Agreement by MELA, but achieving it does not preclude such termination in accordance with Section V(B) of this Agreement.

     (B) MELA may, at its sole discretion and upon thirty (30) days prior notice to Dealer, increase such minimum annual purchase for any succeeding year. Dealer shall notify MELA within thirty (30) days of such notice in the event Dealer declines to purchase such minimum amount for the succeeding year, in which case this Agreement shall automatically expire at the end of its then current term.

     (C) Nothing contained in this section shall preclude any separately designed business plan(s) or quota(s) which may be mutually agreed upon between Dealer and MELA based on Dealer's specific circumstances and/or location.

V.   TERM AND TERMINATION.

     (A) The term of this Agreement shall become effective on the date first above written and, unless terminated in accordance with Section V(B) hereof, shall continue in effect until June 30 1997, after which it shall automatically expire; provided that MELA may extend the term of this Agreement for successive one-year terms from July 1 to June 30, subject to Dealer's concurrence. MELA shall give Dealer notice prior to each expiration date if it elects to extend the Agreement.

     (B) Notwithstanding anything to the contrary contained in this Agreement, either party may terminate this Agreement, with or without cause, at any time upon giving the other party notice, such termination to be effective immediately upon receipt of such notice by such other party or after any applicable minimum notice as may be required by law under the circumstances. Grounds for cause shall include, but not be limited to, (1) non-payment by Dealer of any indebtedness of Dealer to MELA whether arising by virtue of this Agreement or otherwise when due or declared due, (2) violation of Subsection III(B)(1) or (2) hereof, (3) failure to meet or exceed the minimum purchase required under Subsection IV(A) hereof or other mutually agreed quota(s) or business plan(s), if applicable, (4) unethical or unlawful practices, (5) a material change in ownership or control of Dealer or (6) the breach of any other obligation of Dealer under this Agreement.

     (C) Upon termination of this Agreement, MELA shall have the option to repurchase from Dealer all or any part of Dealer's inventory of Products at the then prevailing price to Dealer or the price paid therefor by Dealer, whichever may be the lesser (the "Repurchase Price"), pursuant to the following procedure:

          (1) within five (5) days after the effective date of termination, Dealer shall submit to MELA a written schedule reflecting all Products then owned by or in the Possession of Dealer, which schedule shall identify each Product by model number and shall indicate the quantity thereof on hand;

          (2) within ten (10) days after the receipt of such schedule by MELA, MELA shall have the right to inspect the inventory reflected on such schedule;

          (3) within twenty (20) days after completion of MELA's inspection of such inventory or after expiration of the inspection period if no inspection is conducted, MELA shall give notice of its election to repurchase all or any part of such inventory;

          (4) upon receipt of such notice to repurchase, Dealer shall forthwith deliver such Products as may be specified therein to a carrier designated by MELA; and

          (5) MELA shall pay the Repurchase Price to the extent such Products are delivered to MELA in good condition, in the original packaging, by the issuance to Dealer of a credit corresponding to the Repurchase Price to be applied to the reduction of any current indebtedness of Dealer to MELA, and, if the Repurchase Price shall exceed the indebtedness of Dealer to MELA, by payment of such excess to Dealer within thirty (30) days after the delivery of such Products to MELA.

     (D) Immediately upon the termination of this Agreement, Dealer shall cease to represent itself as an authorized Dealer of MELA with respect to the Products and shall otherwise discontinue all conduct and activities which might lead the public to believe that Dealer is authorized by MELA to sell Products. Dealer shall cease to advertise and shall remove all signs, posters, plaques and the like regarding the Products and Dealer's relationship with MELA, and Dealer shall promptly destroy, if so directed by MELA in writing, or otherwise shall return to MELA's regional salesperson or corporate offices, all such materials, any postage for which MELA shall reimburse Dealer upon receipt. Notwithstanding the foregoing provisions of this subsection, Dealer shall have the right to sell in accordance with the provisions of this Agreement those Products which shall be in its inventory on the date of termination and which MELA shall not repurchase pursuant to the provisions of Subsection V(C) hereof.

     (E) Termination of this Agreement shall not release Dealer from the obligation to pay any sum that may be owing to MELA (whether then or thereafter due to MELA) or operate to discharge any liability that has been incurred by Dealer prior to termination or may be incurred by Dealer after termination. Except as qualified by the preceding sentence, neither party shall, by reason of the termination of this Agreement, be liable to the other for loss of business, loss of profits, loss of goodwill or any other losses, costs, damages or expenses, whether direct, indirect, special, incidental, consequential or otherwise, sustained by reason of any such termination.

VI.  DEALER'S FINANCIAL CONDITION.

     Dealer shall make available to MELA such statements of Dealer's financial condition as MELA may from time to time request. MELA reserves the right at all times, either generally or with respect to any specific purchase order of Dealer, to vary, change or limit the amount or duration of credit to be allowed to Dealer. MELA shall have the right at any time to require payment for any Products on a cash-in-advance basis.

VII. TERMS OF SALE TO DEALER.

     (A) MELA shall, during the term of this Agreement, sell Products to Dealer solely upon the terms and conditions contained in this Agreement. Any different terms and conditions which may be contained in Dealer's purchase order forms or other such writings are hereby rejected by MELA and shall not be binding upon the parties, except as to the identification of the Products and the quantities involved. Prices to dealer shall be in accordance with applicable price quotations or periodic price sheets issued by MELA and shall be F.O.B. MELA's shipping point. Prices are subject to change at any time. Payment terms shall be in accordance with schedules issued by MELA from time to time and may be modified by MELA on a monthly or other periodic basis either for dealers generally or as to Dealer individually.

     (B) Title and risk of loss to all Products sold by MELA to Dealer shall pass to Dealer upon delivery of the Products by MELA to the carrier. Accordingly, Dealer shall have the responsibility to file any claims with the carrier. MELA shall, without incurring any liability, exercise its own discretion in selecting the method of shipment and the carrier.

     (C) Prices do not include, and Dealer shall bear the cost of, any taxes, levies, duties and fees of any kind, nature or description whatsoever applicable to the sale of any Products by MELA to dealer, and Dealer shall forthwith pay to MELA all such sums upon demand, except for any such taxes or other charges as to which Dealer shall provide MELA, at the time of the submission of its purchase order to MELA, documentation establishing exemption therefrom acceptable to MELA and the appropriate taxing authority.

     (D) Delivery dates as set forth in any purchase order or confirmation thereof are only estimates. MELA shall in no event be liable to Dealer for any delay or failure of delivery. Delay or failure of delivery of any shipment shall not relieve Dealer of its obligations to accept such shipment or any other shipment.

     (E) Each shipment of Products to Dealer shall constitute a separate sale, obligating Dealer to pay therefor, whether such shipment be in whole or only partial fulfillment of any purchase order or confirmation issued in connection therewith.

     (F) MELA shall have the right to allocate its inventory of Products in such manner as it may, in its sole discretion, from time to time determine.

     (G) MELA shall have the right at any time, in its sole discretion, to reject or to decline to fill any purchase order, either in whole or in part, placed by Dealer.

     (H) MELA shall have the right, in its sole discretion, to sell exclusively and/or to cease selling any one or more Products to any individual dealer or category of dealers, including Dealer, at any time.

     (I) MELA shall have the right, in its sole discretion, to cancel or reduce the quantities of any Products included in any purchase order accepted by MELA or to delay the shipment thereof if Dealer shall fail to meet payment schedules or other credit, financial or business requirements established by MELA.

     (J) MELA shall have the right, at any time, to effect changes in, or discontinue the sale of, any of its Products, as well as any parts thereof of accessories therefor.

     (K) MELA MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS EXCEPT AS EXPRESSLY STATED IN A WRITTEN LIMITED WARRANTY FOR THE BENEFIT OF THE CONSUMER ACCOMPANYING THE PRODUCTS AND/OR AS EXPRESSLY STATED IN A SEPARATE SERVICE CENTER AGREEMENT WITH DEALER. MELA DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS. UNDER NO

CIRCUMSTANCES SHALL MELA BE LIABLE TO DEALER OR ANY OTHER PERSON FOR ANY LOSSES, COSTS, DAMAGES OR EXPENSES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHERWISE, SUSTAINED BY REASON OF ANY BREACH OF ANY WARRANTY.

     (L) If Dealer shall default in the payment of any indebtedness to MELA when and as the same shall become due and payable and such default shall continue for a period of ten (10) days, then all the liabilities and obligations of Dealer to MELA, whether or not then due, shall, at MELA's option, without regard to whether MELA shall elect to terminate this Agreement by virtue of such default and without notice to Dealer, become immediately due and payable. All past due invoices of MELA to Dealer shall bear interest at the rate of 1-1/2% per month or the highest applicable rate permitted by law, whichever is less, and Dealer shall also be liable to MELA for all costs incurred, including attorneys' fees and costs, in pursuing collection of its invoices from Dealer or otherwise enforcing any other provisions of this Agreement.

     (M) MELA confirms that product liability insurance written by an insurance company licensed to do business in the United States in the amount of not less than $2,000,000 combined single limit is maintained with respect to the Products. Except to the extent of the applicable coverage under such product liability insurance, Dealer shall have no claim or right against MELA with respect to any suits or claims against Dealer by any third persons resulting from the occurrence of any event within the scope of the coverage of such insurance (without reference to the dollar amount of coverage), and MELA shall bear no responsibility or liability to Dealer with respect to any such suits or claims by any third persons or any liabilities, losses, expenses or damages incurred or suffered by Dealer as a result thereof.

     (N) The Products are being sold to Dealer in the United States. If applicable, any exporting of Products is by Dealer and not MELA. Accordingly, Dealer shall be responsible for, at its own risk and expense, any necessary export license or permit and any other approval or documentation which may be required for or in connection with the export of any Products.

VIII. NO AGENCY.

      The relationship established between MELA and Dealer by this Agreement is that of vendor and vendee, and Dealer shall not be deemed an agent of MELA for any purpose whatsoever. Dealer shall have no right or authority to assume or create any liability or obligations of any kind, whether express or implied, on behalf of MELA. Dealer shall not make any claims, warranties or representations on behalf of MELA, except such as may be provided by MELA or approved in writing by MELA. Dealer shall indemnify and hold harmless MELA from and against any and all claims, actions, liabilities, losses, costs, damages and expenses, including attorneys' fees and costs, arising out of any breach by Dealer of the foregoing provision or of Subsection III(B)(4) hereof.

IX.   INTELLECTUAL PROPERTY RIGHTS MATTERS.

     (A) Subject to the terms and conditions set forth in this Section, MELA shall, at its own expense, defend or at its option settle any claim, suit or proceeding brought against Dealer on the issue of infringement of any United States patent or copyright in connection with any Product supplied by MELA to Dealer in accordance with this Agreement. MELA agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Dealer on such issue in any such claim, suit or proceeding defended by MELA. MELA's obligations hereunder shall be subject to the conditions that Dealer notify MELA in writing of any such claim, suit or proceeding promptly after Dealer shall have received notice or obtained knowledge thereof, and, at Dealer's expense, provide MELA full information and assistance as requested by MELA in such defense. MELA reserves the right in the event of any such claim, suit or proceeding to modify or replace the affected Products to eliminate the alleged infringement, to obtain a license to eliminate the alleged infringement or to give Dealer a refund of the price of the affected Products in lieu of any other obligations or responsibilities hereunder. MELA shall have no liability for any infringement arising out of:
(i) the combination of any Product with any other Product whether or not furnished to Dealer by MELA; (ii) the modification of any Product unless such modification was made by MELA; or (iii) any information, data, service or application assistance not furnished to Dealer by MELA. MELA shall not be liable for any costs or expenses incurred without MELA's written authorization, and in no event shall MELA's total liability to Dealer under, or as a result of compliance with, this provision exceed the aggregate sum paid to MELA by Dealer for the affected Products. The foregoing states the entire responsibility of MELA, and the exclusive remedy of Dealer, with respect to any alleged intellectual property right infringement or violation in connection with the Products, and MELA shall in no event be liable for loss of use or for incidental, indirect or consequential damages, whether in contract or in tort, by virtue of any such infringement or violation. No sale under this Agreement shall convey any license by implication, estoppel or otherwise under any proprietary or patent rights of MELA except for the right to resell the Products in accordance with this Agreement.

     (B) Dealer shall not acquire any right to or interest in any trademark or trade name owned or used by MELA, except the right to use such trademarks and trade names as appear on the Products and on MELA's promotional materials therefor when received by Dealer in any manner approved by MELA and shall discontinue all such use upon the termination of this Agreement except as permitted by Section V(D) hereof. Dealer shall not use any trademark or trade name of MELA as part of its corporate or business name.

X.   GENERAL PROVISIONS.

     (A) Dealer shall not assign or otherwise transfer this Agreement or any interest in or rights under this Agreement without the prior written consent of MELA. Any such purported assignment or transfer shall be null, void and of no effect.

     (B) Dealer shall give MELA notice of any proposed transaction affecting the ownership of ten percent or more of Dealer's capital stock, if Dealer shall be a corporation, the interest or any portion of the interest of any partner, if Dealer shall be a partnership, or the ownership of all or any part of the business, if Dealer shall be an individual proprietorship.

     (C) EXCEPT AS HEREINAFTER PROVIDED, ALL QUESTIONS OR CONTROVERSIES ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION IN ATLANTA, GEORGIA ACCORDING TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND THE AWARD OR DECISION MADE BY THE ARBITRATOR OR ARBITRATORS THEREIN SHALL BE BINDING UPON THE PARTIES.

A JUDGMENT CONSISTENT THEREWITH MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. NOTHING HEREIN CONTAINED SHALL BE CONSTRUED AS IN ANY WAY AFFECTING MELA'S RIGHT TO INSTITUTE AND PROSECUTE A LAWSUIT IN ANY COURT OF COMPETENT JURISDICTION TO EFFECT THE COLLECTION OF ANY MONIES DUE TO MELA FROM DEALER OR TO PROTECT TRADEMARK RIGHTS.

     (D) Any failure on the part of MELA to enforce at any time or for any period of time any provision of this Agreement shall not be deemed or construed to be a waiver of such provision or of the right of MELA thereafter to enforce such provision or any other provision of this Agreement.

     (E) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, EXCEPT AS TO QUESTIONS OF ARBITRABILITY, WHICH SHALL BE DETERMINED BY THE FEDERAL ARBITRATION ACT.

     (F) This Agreement supersedes any and all prior understandings and agreements, whether written or oral, entered into between Dealer and MELA with respect to the subject matter of this Agreement.

     (G) This Agreement represents and incorporates the entire understanding of the parties with respect to its subject matter, and each party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by either party to the other with respect to such subject matter, except such as are expressly contained in this Agreement.

     (H) Except as otherwise provided in Section X(I) hereof, neither this Agreement nor the exhibits hereto shall be subject to change or modification, except by the execution of another written agreement duly executed by the parties.

     (I) If and to the extent that any provision of this Agreement or portion thereof shall be determined by any legislature or court to be in whole or in part invalid and unenforceable, such provision or portion thereof shall be deemed to be surplusage and, to the extent not so determined to be invalid or unenforceable, each provision or part of this Agreement shall remain in full force and effect.

     (J) All notices under this Agreement shall be in writing and shall be sent by recognized overnight delivery service or registered or certified mail, return receipt requested and with all postage prepaid, to each party at its address set forth on the first page hereof, in the case of MELA to the attention of the President, Consumer Electronics Group or, in the case of either party, to such other address as is provided by notice given in accordance herewith.

     (K) The headings to the sections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MITSUBISHI ELECTRONICS AMERICA, INC.           ULTIMATE ELECTRONICS


By: _________________________                  By: __________________________
Name: _______________________                  Name: ________________________
Title:_______________________                  Title: _______________________


(In the event Dealer is a corporation, only a duly authorized officer may sign this Agreement and the title of the officer should be specified. In the event Dealer is a partnership, only a partner may sign this Agreement, and "partner" should be indicated as title. In the event Dealer is a sole proprietor-ship, this should be indicated.)

THE COMPLETED APPLICATION AND DEALER AGREEMENT SHALL NOT TAKE EFFECT UNTIL APPROVED AT MELA'S CONSUMER ELECTRONICS GROUP HEADQUARTERS IN NORCROSS, GEORGIA AND SIGNED BY AN AUTHORIZED OFFICER OF MELA.

                    EXHIBIT A - SCHEDULE OF RETAIL LOCATIONS

DEALER CERTIFIES THAT DEALER IS THE SOLE OWNER OF EACH STORE AT EVERY RETAIL LOCATION LISTED BELOW.


1  ATTACHED
  ----------------------------------------------------------------------------
 (Name of Store)                                    (Street)


- -------------------------------------------------------------------------------
 (City)               (State)              (Zip)           (Telephone)


2.
  ----------------------------------------------------------------------------
 (Name of Store)                                    (Street)


- -------------------------------------------------------------------------------
 (City)               (State)              (Zip)           (Telephone)



3.
  ----------------------------------------------------------------------------
 (Name of Store)                                    (Street)


- -------------------------------------------------------------------------------
 (City)               (State)              (Zip)           (Telephone)



4.
  ----------------------------------------------------------------------------
 (Name of Store)                                    (Street)


- -------------------------------------------------------------------------------
 (City)               (State)              (Zip)           (Telephone)


5.
  ----------------------------------------------------------------------------
 (Name of Store)                                    (Street)


- -------------------------------------------------------------------------------
 (City)               (State)              (Zip)           (Telephone)



IF A SEPARATE LIST OF LOCATIONS IS ATTACHED, PLEASE SO INDICATE ABOVE AND MAKE SURE ALL OF THE INFORMATION REQUESTED ABOVE APPEARS ON SUCH LIST).